UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2013

PEABODY ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-16463	13-4004153
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

701 Market Street, St. Louis, Missouri		63101-1826
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (314) 342-3400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01     Other Events.
On December 19, 2013, Peabody Energy Corporation (“Peabody”) issued a press release announcing that full year 2013 Adjusted EBITDA is expected to be approximately $60 million to $80 million lower than original targets due to delays in final commissioning of the new longwall top coal caving system at the North Goonyella Mine, along with the impact of the now-resolved labor action at the Metropolitan Mine. As previously announced, prior full-year 2013 Adjusted EBITDA targets exclude any effects from the Peabody settlement agreement with Patriot Coal and the United Mine Workers of America. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.
The information furnished in this Item 8.01, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

99.1	Peabody Energy Corporation press release dated December 19, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEABODY ENERGY CORPORATION

December 19, 2013	By: /s/ Kenneth L. Wagner
Name: Kenneth L. Wagner
Title: Vice President, Assistant General Counsel and Assistant Secretary

EXHIBIT INDEX

99.1	Peabody Energy Corporation press release dated December 19, 2013.